News Release
Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Second Quarter 2021 Results

•Revenues were $2.2 billion in the quarter
•Operating margin was 5.7% and segment operating margin1 was 7.6%
•Diluted earnings per share was $3.20
•Pension adjusted diluted earnings per share1 was $3.05

NEWPORT NEWS, Va. (Aug. 5, 2021) - Huntington Ingalls Industries (NYSE:HII) reported second quarter 2021 revenues of $2.2 billion, up 10.1% from the second quarter of 2020.

Operating income in the second quarter of 2021 was $128 million and operating margin was 5.7%, compared to $57 million and 2.8%, respectively, in the second quarter of 2020. The increases in operating income and operating margin were primarily the result of stronger segment operating results compared to the prior year, partially offset by a less favorable operating FAS/CAS adjustment. The prior year period included unfavorable segment operating income1 impacts related to Virginia-class submarine program performance and COVID-19.

Segment operating income1 in the second quarter of 2021 was $169 million and segment operating margin1 was 7.6%, compared to a segment operating loss of $5 million and (0.2)%, respectively, in the second quarter of 2020. The increases in segment operating income1 and segment operating margin1 were primarily the result of the unfavorable segment operating income1 impacts related to Virginia-class submarine program performance and COVID-19 in the prior year period.

Net earnings in the second quarter of 2021 were $129 million, compared to $53 million in the second quarter of 2020. Diluted earnings per share in the second quarter of 2021 was $3.20, compared to $1.30 in the same period of 2020. Excluding the impacts of pension, adjusted earnings per share1 in the quarter was $3.05, compared to $(0.49) in the same period of 2020.

Second quarter cash from operations was $96 million and free cash flow1 was $23 million, compared to $201 million and $126 million, respectively, in the second quarter of 2020.

New contract awards in the second quarter of 2021 were approximately $1.2 billion, bringing total backlog to approximately $47.7 billion as of June 30, 2021.

“We are pleased with second quarter results that demonstrate another quarter of consistent program execution,” said Mike Petters, HII’s president and CEO. "We recently announced the agreement to acquire Alion Science and Technology, which we believe is a perfect complement to our existing capabilities in the technology-driven defense solutions space. We believe Alion offers significant growth potential and represents an investment in capabilities that are critical to national security now and into the future and will generate significant value for our stakeholders over the long-term."
1Non-GAAP measure. See Exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions, except per share amounts)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Sales and service revenues	$2,231	$2,027	$204	10.1%	$4,509	$4,290	$219	5.1%
Operating income	128	57	71	124.6%	275	272	3	1.1%
Operating margin %	5.7%	2.8%		293 bps	6.1%	6.3%		(24) bps
Segment operating income (loss)[1]	169	(5)	174	3,480.0%	360	151	209	138.4%
Segment operating margin %[1]	7.6%	(0.2)%		782 bps	8.0%	3.5%		446 bps
Net earnings	129	53	76	143.4%	277	225	52	23.1%
Diluted earnings per share	$3.20	$1.30	$1.90	146.2%	$6.87	$5.54	$1.33	24.0%

Pension Adjusted Figures
Net earnings[2]	123	(20)	143	715.0%	267	78	189	242.3%
Diluted earnings per share[2]	$3.05	$(0.49)	$3.54	722.4%	$6.62	$1.92	$4.70	244.8%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impacts of the FAS/CAS Adjustment. See Exhibit B for definition and reconciliation.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$670	$622	$48	7.7%	$1,319	$1,251	$68	5.4%
Segment operating income[1]	80	55	25	45.5%	171	123	48	39.0%
Segment operating margin %[1]	11.9%	8.8%		310 bps	13.0%	9.8%		313 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the second quarter of 2021 were $670 million, an increase of $48 million, or 7.7%, from the same period in 2020, primarily driven by higher revenues in the Arleigh Burke-class guided missile (DDG) program and amphibious assault ships, partially offset by lower revenues in the Legend-class National Security Cutter (NSC) program. DDG program revenues increased due to higher volumes on Jack H. Lucas (DDG 125), Jeremiah Denton (DDG 129) and Ted Stevens (DDG 128), partially offset by lower volumes on USS Delbert D. Black (DDG 119) following its delivery and USS Fitzgerald (DDG 62) restoration and modernization following its redelivery. Amphibious assault ship revenues increased due to higher volumes on Pittsburgh (LPD 31), LHA 9 (unnamed) and Bougainville (LHA 8), partially offset by lower volume on Fort Lauderdale (LPD 28). Revenues on the NSC program decreased due to lower volumes on Stone (NSC 9) following its delivery and Calhoun (NSC 10).

Ingalls Shipbuilding segment operating income1 for the second quarter of 2021 was $80 million, an increase of $25 million from the same period last year. Segment operating margin1 in the second quarter of 2021 was 11.9%, compared to 8.8% in the same period last year. The increases were primarily driven by the recognition of a capital investment related incentive for the DDG program on Jack H. Lucas (DDG 125) and higher risk retirement on Bougainville (LHA 8), Richard M. McCool Jr. (LPD 29) and Fort Lauderdale (LPD 28), partially offset by lower risk retirement on USS Delbert D. Black (DDG 119) following its delivery.

1Non-GAAP measure. See Exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Key Ingalls Shipbuilding milestones for the quarter:
•Launched the first Flight III Arleigh Burke-class guided missile destroyer Jack H. Lucas (DDG 125)
•Christened guided missile destroyer Lenah Sutcliffe Higbee (DDG 123)
•Began fabrication of National Security Cutter Friedman (NSC 11)
•Awarded $107 million advance procurement contract for amphibious assault ship LHA 9 (unnamed)
•Awarded a contract for planning yard services in support of in-service amphibious ships with a potential total value of $724 million

Newport News Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$1,363	$1,122	$241	21.5%	$2,770	$2,463	$307	12.5%
Segment operating income (loss)[1]	76	(69)	145	210.1%	169	26	143	550.0%
Segment operating margin %[1]	5.6%	(6.1)%		1173 bps	6.1%	1.1%		505 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the second quarter of 2021 were $1.4 billion, an increase of $241 million, or 21.5%, from the same period in 2020, driven primarily by higher revenues in submarine and aircraft carrier construction. Submarine revenues increased primarily as a result of higher volumes on Block IV and Block V boats of the Virginia-class submarine program and the Columbia-class submarine program. Aircraft carrier revenues increased primarily as a result of higher volumes on Enterprise (CVN 80), the refueling and complex overhaul (RCOH) of USS John C. Stennis (CVN 74) and Doris Miller (CVN 81), partially offset by lower volumes on the John F. Kennedy (CVN 79) and the RCOH of USS George Washington (CVN 73).

Newport News Shipbuilding segment operating income1 for the second quarter of 2021 was $76 million, compared to a segment operating loss1 of $69 million for the same period last year. Segment operating margin1 in the second quarter of 2021 was 5.6%, compared to (6.1)% in the same period last year. The increases were primarily due to impacts related to Virginia-class submarine program performance and COVID-19 in the prior year period.

Key Newport News Shipbuilding milestones for the quarter:
•Arrival of USS John C. Stennis (CVN 74) to begin its RCOH
•Began crew move aboard on USS George Washington (CVN 73) as it continues to progress through its RCOH, now approximately 90% complete
•John F. Kennedy (CVN 79) is approximately 83% complete

1Non-GAAP measure. See Exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Technical Solutions

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenues	$237	$320	$(83)	(25.9)%	$496	$637	(141)	(22.1)%
Segment operating income[1]	13	9	$4	44.4%	20	2	18	900.0%
Segment operating margin %[1]	5.5%	2.8%		267 bps	4.0%	0.3%		372 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Technical Solutions revenues for the second quarter of 2021 were $237 million, a decrease of $83 million from the same period in 2020, due to the divestiture of our oil and gas business and contribution of the San Diego Shipyard to a joint venture earlier this year, as well as lower volumes in Unmanned Systems, partially offset by higher volumes in Defense & Federal Solutions.

Technical Solutions segment operating income1 for the second quarter of 2021 was $13 million, compared to $9 million in the second quarter of 2020. Segment operating margin1 in the second quarter of 2021 was 5.5%, compared to 2.8% in the same period last year. The increases were primarily driven by higher equity income related to our ship repair joint venture with Titan, as well as improved performance at Defense & Federal Solutions and Nuclear & Environmental Services, partially offset by the lower volume in Unmanned Systems.

Key Technical Solutions milestones for the quarter:
•Awarded a contract by the U.S. Navy for two REMUS 300 unmanned underwater vehicles (UUVs)
•Awarded first international order for four REMUS 300 UUVs from the Royal New Zealand Navy
•Announced the commercial release of the REMUS 300 UUV

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division supports national security missions around the globe with unmanned systems, defense and federal solutions, and nuclear and environmental services. Headquartered in Newport News, Virginia, HII employs approximately 41,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from noon today through Thursday, Aug. 12 by calling toll-free (877) 344-7529 or (412) 317-0088 and using conference ID 10158203.

1Non-GAAP measure. See Exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic; our ability to complete the acquisition of Alion Science and Technology and integrate its operations into our business; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2021	2020	2021	2020
Sales and service revenues
Product sales	$1,763	$1,420	$3,484	$3,044
Service revenues	468	607	1,025	1,246
Sales and service revenues	2,231	2,027	4,509	4,290
Cost of sales and service revenues
Cost of product sales	1,495	1,253	2,949	2,543
Cost of service revenues	414	510	896	1,060
Income from operating investments, net	12	7	20	13
Other income and gains	(2)	—	1	—
General and administrative expenses	204	214	410	428
Operating income	128	57	275	272
Other income (expense)
Interest expense	(18)	(25)	(39)	(41)
Non-operating retirement benefit	44	30	90	60
Other, net	7	3	8	(10)
Earnings before income taxes	161	65	334	281
Federal and foreign income taxes	32	12	57	56
Net earnings	$129	$53	$277	$225

Basic earnings per share	$3.20	$1.30	$6.87	$5.54
Weighted-average common shares outstanding	40.3	40.7	40.3	40.6

Diluted earnings per share	$3.20	$1.30	$6.87	$5.54
Weighted-average diluted shares outstanding	40.3	40.7	40.3	40.6

Dividends declared per share	$1.14	$1.03	$2.28	$2.06

Net earnings from above	$129	$53	$277	$225
Other comprehensive income
Change in unamortized benefit plan costs	30	23	59	46
Other	—	1	2	(1)
Tax expense for items of other comprehensive income	(8)	(6)	(15)	(12)
Other comprehensive income , net of tax	22	18	46	33
Comprehensive income	$151	$71	$323	$258

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$348	$512
Accounts receivable, net of allowance for doubtful accounts of $2 million as of 2021 and 2020	443	397
Contract assets	1,182	1,049
Inventoried costs, net	139	137
Income taxes receivable	141	171
Assets held for sale	—	133
Prepaid expenses and other current assets	64	45
Total current assets	2,317	2,444
Property, Plant, and Equipment, net of accumulated depreciation of $2,075 million as of 2021 and $2,024 million as of 2020	3,004	2,978
Other Assets
Operating lease assets	208	192
Goodwill	1,604	1,617
Other intangible assets, net of accumulated amortization of $681 million as of 2021 and $655 million as of 2020	499	512
Deferred tax assets	86	133
Miscellaneous other assets	414	281
Total other assets	2,811	2,735
Total assets	$8,132	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED) (continued)

($ in millions)	June 30, 2021	December 31, 2020
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$349	$460
Accrued employees’ compensation	305	293
Current portion of postretirement plan liabilities	133	133
Current portion of workers’ compensation liabilities	229	225
Contract liabilities	660	585
Liabilities held for sale	—	68
Other current liabilities	447	462
Total current liabilities	2,123	2,226
Long-term debt	1,689	1,686
Pension plan liabilities	853	960
Other postretirement plan liabilities	393	401
Workers’ compensation liabilities	519	511
Long-term operating lease liabilities	170	157
Other long-term liabilities	318	315
Total liabilities	6,065	6,256
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.4 million shares issued and 40.2 million shares outstanding as of June 30, 2021, and 53.3 million shares issued and 40.5 million shares outstanding as of December 31, 2020	1	1
Additional paid-in capital	1,977	1,972
Retained earnings	3,718	3,533
Treasury stock	(2,128)	(2,058)
Accumulated other comprehensive loss	(1,501)	(1,547)
Total stockholders’ equity	2,067	1,901
Total liabilities and stockholders’ equity	$8,132	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2021	2020
Operating Activities
Net earnings	$277	$225
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	102	92
Amortization of purchased intangibles	26	26
Amortization of debt issuance costs	3	3
Provision for doubtful accounts	—	6
Stock-based compensation	12	13
Deferred income taxes	31	21
Loss (gain) on investments in marketable securities	(12)	5
Change in
Accounts receivable	(45)	(167)
Contract assets	(127)	(63)
Inventoried costs	(3)	(13)
Prepaid expenses and other assets	(29)	(4)
Accounts payable and accruals	(32)	172
Retiree benefits	(70)	(50)
Other non-cash transactions, net	6	3
Net cash provided by operating activities	139	269
Investing Activities
Capital expenditures
Capital expenditure additions	(134)	(150)
Grant proceeds for capital expenditures	2	9
Acquisitions of businesses, net of cash received	—	(378)
Investment in affiliates	(22)	—
Proceeds from disposition of business	20	—
Net cash used in investing activities	(134)	(519)

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (continued)

	Six Months Ended June 30
($ in millions)	2021	2020
Financing Activities
Proceeds from issuance of long-term debt	—	1,000
Proceeds from revolving credit facility borrowings	—	385
Repayment of revolving credit facility borrowings	—	(385)
Debt issuance costs	—	(13)
Dividends paid	(92)	(84)
Repurchases of common stock	(70)	(84)
Employee taxes on certain share-based payment arrangements	(7)	(13)
Net cash provided by (used in) financing activities	(169)	806
Change in cash and cash equivalents	(164)	556
Cash and cash equivalents, beginning of period	512	75
Cash and cash equivalents, end of period	$348	$631
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$21	$23
Cash paid for interest	$37	$32
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$5	$5

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to "segment operating income (loss)," "segment operating margin," "adjusted net earnings," "adjusted diluted earnings per share" and "free cash flow."

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the after-tax impact of the FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

FAS/CAS Adjustment is defined as the difference between expenses for pension and other postretirement benefits determined in accordance with GAAP (FAS) and the expenses determined in accordance with U.S. Cost Accounting Standards (CAS).

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliations of Segment Operating Income (Loss) and Segment Operating Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2021	2020	2021	2020
Ingalls revenues	$670	$622	$1,319	$1,251
Newport News revenues	1,363	1,122	2,770	2,463
Technical Solutions revenues	237	320	496	637
Intersegment eliminations	(39)	(37)	(76)	(61)
Sales and Service Revenues	2,231	2,027	4,509	4,290

Operating Income	128	57	275	272
Operating FAS/CAS Adjustment	37	(63)	77	(126)
Non-current state income taxes	4	1	8	5
Segment Operating Income (Loss)	169	(5)	360	151
As a percentage of sales and service revenues	7.6%	(0.2)%	8.0%	3.5%
Ingalls segment operating income	80	55	171	123
As a percentage of Ingalls revenues	11.9%	8.8%	13.0%	9.8%
Newport News segment operating income (loss)	76	(69)	169	26
As a percentage of Newport News revenues	5.6%	(6.1)%	6.1%	1.1%
Technical Solutions segment operating income	13	9	20	2
As a percentage of Technical Solutions revenues	5.5%	2.8%	4.0%	0.3%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions, except per share amounts)	2021	2020	2021	2020

Net earnings	$129	$53	$277	$225
After-tax FAS/CAS Adjustment(1)	(6)	(73)	(10)	(147)
Adjusted Net Earnings	$123	$(20)	$267	$78

Diluted earnings per share	$3.20	$1.30	$6.87	$5.54
After-tax FAS/CAS Adjustment per share(1)	(0.15)	(1.79)	(0.25)	(3.62)
Adjusted Diluted EPS**	$3.05	$(0.49)	$6.62	$1.92

(1) FAS/CAS Adjustment	$(7)	$(93)	$(13)	$(186)
Tax effect*	(1)	(20)	(3)	(39)
After-tax impact	(6)	(73)	$(10)	$(147)
Weighted-average diluted shares outstanding	40.3	40.7	40.3	40.6
Per share impact after tax-impact**	$(0.15)	$(1.79)	$(0.25)	$(3.62)

*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Free Cash Flow

	Six Months Ended
	June 30
($ in millions)	2021	2020
Net cash provided by operating activities	$139	$269
Less capital expenditures:
Capital expenditure additions	(134)	(150)
Grant proceeds for capital expenditures	2	9
Free cash flow	$7	$128

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com